Exhibit 10.1

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT made as of the 21st day of September, 2012 (the "Effective Date").

BETWEEN:

DEL TORO SILVER CORP., with an address at 320 North Carson Street, Carson City, Nevada  89701

(hereinafter referred to as the "Company")

AND:

Patrick Fagen, with an address at 2229 Tahoe Vista Drive, South Lake Tahoe, CA 96150 (hereinafter referred to as the "Lender")

WHEREAS:

A.           The Company has borrowed from the Lender, and the Lender has provided to the Company, certain funds (defined herein as the "Loan"), which the parties have agreed to make subject to the terms and conditions set forth herein;

B.           The Loan is convertible (the "Conversion") into securities of the Company consisting of common shares of the Company with a par value of $0.001 (the "Shares") upon the terms and conditions set forth herein; and

C.           The Lender understands and acknowledges to the Company that this Agreement is being made pursuant to an exemption (the "Exemption") from registration provided by Section 4(2) of the United States Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D of the Securities Act for the private offering of securities.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree each with the other (the "Agreement") as follows:

1.	Representations and Warranties of the Lender

(a)           The Lender represents and warrants to, and covenants and agrees with the Company that:

(i)
the Lender makes the Loan to the Company and acquires the Conversion Right (as defined herein) in reliance upon the Exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act for the private offering of securities;

(ii)
the Lender is eligible to make the Loan to the Company and acquire the Conversion Right in the Company under Regulation D, and all statements set forth in the Declaration of Regulation D Eligibility, attached hereto as Schedule A, are true and correct and may be relied upon by the Company; further, all information, representations and warranties contained in this Agreement, or that have been otherwise given to the Company, are correct and complete as of the date hereof, and may be relied upon by the Company;

(iii)	the Lender is aware of the significant economic and other risks involved in making the Loan to the Company and in acquiring and/or exercising the Conversion Right;

(iv)
the Lender has consulted with its own legal advisor as to this Agreement and its eligibility to acquire and/or exercise the Conversion Right under the laws of its home jurisdiction and acknowledges that the Company has made no effort and takes no responsibility for the consequences to the Lender as an investor acquiring this Conversion right and, in particular, in purchasing the securities upon exercise, if any, of the Conversion Right;

(v)
no federal or state agency has passed upon, or make any finding or determination as to the fairness of this investment, and that there have been no federal or state agency recommendations or endorsements of the investment made hereunder;

(vi)	the Lender acknowledges that:

A.
there are substantial restrictions on the sale or transferability of any Shares acquired upon exercise of the Conversion Right and understands that, although the Company is a reporting company, the Lender is, upon exercising the Conversion Rights, purchasing unregistered securities;

B.
the Lender may not be able to liquidate this investment in the event of any financial emergency and will be required to bear the economic risk of this investment for a lengthy or even indefinite period of time;

C.	the Company is not contractually obligated to register under the Securities Act any Shares acquired upon an exercise of the Conversion Right; and

D.
any Shares acquired by the Lender upon exercise of the Conversion Right may never be sold or otherwise transferred without registration under the Securities Act, unless an exemption from registration is available.

(vii)	the Lender, alone or with its advisor, has enough knowledge and experience in financial and business matters to make it capable of evaluating the merits and risks of investing in the Company;

(viii)	the Lender makes the Loan to the Company and acquires the Conversion Right as principal for its own account and not for the benefit of any other person;

(ix)	the Lender understands that any Certificates representing Shares acquired by the Lender upon exercise of the Conversion Right will have a resale legend on them that will read substantially as follows:

The Securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and are being offered and sold within the United States only to Accredited Investors (as defined in Rule 501(a) of Regulation D under the U.S. Securities Act).  Prospective subscribers of the Securities in the United States are hereby notified that the seller of the Securities is relying upon the exemption from the provisions of Section 5 of the U.S. Securities Act provided in Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D under the U.S. Securities Act for non-public offerings.  The Securities offered hereby are not transferable except in accordance with the restrictions described herein.

(x)	the Lender has good and sufficient right and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement on the terms and conditions contained herein.

(b)           The representations, warranties, covenants and agreements of and by the Lender contained in, or delivered pursuant to, this Agreement shall be true at and as of the Effective Date and shall remain in full force and effect throughout the term of this Agreement.

2.	The Loan

(a)           Subject to the terms of this Agreement, the Lender hereby agrees to loan to the Company, and the Company hereby agrees to borrow from the Lender, the principal sum of US$15,000(the "Loan") which has been provided on September 21, 2012 (the "Advancement Date).

(b)           The principal amount of the Loan, and any accrued and unpaid interest calculated in accordance with section 2(c), shall be due and payable in full by 5:00 p.m. local time in Las Vegas, Nevada, one (1) year from any applicable Advancement Date (the “Due Date”).  If such day falls on a Sunday or statutory holiday, then by 5:00 p.m. local time in Las Vegas, Nevada, on the first business day thereafter the Due Date.

(c)           The Loan shall bear interest at a rate of 8% per annum (the "Interest") calculated in arrears on the principal amount of the Loan outstanding.  Interest shall be payable annually, on the subsequent anniversaries of the Advancement Date.

(d)           The Company shall be entitled to prepay any sum up to the full amount of the Loan and accrued interest then outstanding at any time without penalty or bonus.

(e)           At any time after the Advancement Date, the Lender may by written notice (the "Notice") to the Company along with the Declaration attached hereto as Schedule A, exercise its rights of Conversion in respect of either a portion of or the total outstanding amount of the Loan plus accrued Interest as of that date into Shares of the Company, at the price of US$0.10 per Share (the “Conversion Right”).

(f)           Within seven (7) days of Notice by the Lender exercising its Conversion Rights hereunder, the Company shall cause to be delivered a Share Certificate to the Lender representing the number of Shares acquired by the Lender pursuant to the calculation set out in subparagraph 2(e) of this Agreement.

(g)           Notwithstanding any of the foregoing, Interest shall be calculated and included in any Conversion of the Loan.

3.	Covenants and Agreements of the Lender

(a)           The Lender covenants and agrees with the Company that the Lender shall not make demand for payment of the Loan prior to the Due Date unless the Loan has become due and payable in accordance with the provisions of this Agreement.

4.	Default

(a)           If one or more of the following events shall occur, namely:

(i)	the Company fails to repay the Loan or the Interest thereon on the Due Date;

(ii)
the Company makes an assignment for the benefit of its creditors or files a petition in bankruptcy or is adjudicated insolvent or bankrupt or petitions or applies to any tribunal for any receiver, receiver manager, trustee, liquidator or sequestrator of or for the Company or any of the Company's assets or undertaking, or the Company makes a proposal or compromise with its creditors or if an application or a petition similar to any of the foregoing is made by a third party creditor and such application or petition remains unstayed or undismissed for a period of thirty (30) days;

(iii)	an order of execution against any of the Company's assets remains unsatisfied for a period of ten (10) days;

(iv)
the Company fails to observe and comply with any material term, condition or provision of this Agreement or any other agreement or document delivered hereunder, and such failure continues unremedied for a period of thirty (30) days;

(v)	any representations, warranties, covenants or agreements contained in this Agreement or any document delivered to the Lender hereunder are found to be untrue or incorrect as at the date thereof; or

(vi)	the holder (including the Lender) of any mortgage, charge or encumbrance on any of the Company's assets and undertaking does anything to enforce or realize on such mortgage, charge or encumbrance;

then the Loan and all accrued Interest to the date of such default shall, at the option of the Lender, immediately become due and payable without presentment, protest or notice of any kind, all of which are waived by the Company.

5.	Independent Legal Advice

(a)           The Lender acknowledges that:

(i)	Macdonald Tuskey, Corporate and Securities Lawyers received instructions from the Company and does not represent the Lender;

(ii)	the Lender has been requested to obtain its own independent legal advice on this Agreement prior to signing this Agreement;

(iii)	the Lender has been given adequate time to obtain independent legal advice;

(iv)	by signing this Agreement, the Lender confirms that it fully understands this Agreement; and

(v)	by signing this Agreement without first obtaining independent legal advice, the Lender waives its right to obtain independent legal advice.

6.	General

(a)           For the purposes of this Agreement, time is of the essence.

(b)           The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Agreement be reasonably required to carry out the full intent and meaning of this Agreement.

(c)           This Agreement shall be construed in accordance with the laws of the State of Nevada.

(d)           This Agreement may be assigned by the Lender subject to any assignee making requisite representations to meet applicable securities law exemptions; this Agreement may not be assigned by the Company.

(e)           This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

(f)           All notices, requests, demands or other communications hereunder shall be in writing and shall be "deemed delivered" to a party on the date it is hand delivered to such party's address first above written, or to such other address as may be given in writing by the parties hereto.

IN WITNESS WHEREOF the parties have hereunto set their hands effective as of the date first above written.

DEL TORO SILVER CORP.

Per:	“Greg Painter” Greg Painter, President and CEO of Del Toro Silver Corp.

“Patrick Fagen”
Patrick Fagen, Lender